2025 Fourth Quarter Financial Summary

Forward Looking Statements 2 When used in this presentation, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying our investments; changes in the benefits we anticipate from the acquisition of Constructive Loans, LLC ("Constructive"); our ability to effectively integrate Constructive into our Company and the risks associated with the ongoing operation thereof; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act could cause our actual results to differ materially from those projected in any forward- looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “Adamas,” “we,” “us,” or “our” refer to Adamas Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Fourth quarter 2025 Financial Tables and related information can be viewed in the Company’s press release dated February 18, 2026 posted on the Company’s website at http://www.adamasreit.com under the “News” section.

Table of Contents • Company Overview • Market & Strategy Update • Quarterly Financial Information • Appendix

COMPANY OVERVIEW

“2025 was a pivotal year for Adamas, defined by substantial investment portfolio expansion, greater profitability and our strategic acquisition of Constructive. Over the course of the year, we increased quarterly EAD by 44%, generated more than $100 million in net income, expanded the portfolio by $3.1 billion, and raised the dividend by 15%, all while increasing book value. Through the disciplined execution of our strategy, we increased Company recurring income, enhanced liquidity and established a more durable earnings foundation. We begin 2026 with meaningful momentum and strong conviction in our ability to further grow EAD and create long-term value for our stockholders.” Jason Serrano, Chief Executive Officer Management Update To Our Stockholders 5

Adamas Overview

Adamas Trust, Inc. (NASDAQ: ADAM) is an internally-managed real estate investment trust focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders.

Built on a foundation of strength, integrity, and resilience, Adamas combines disciplined portfolio management with an operating platform designed to capture opportunities across real estate and capital markets.

Investment Portfolio - Capital Allocation



56%
30%
14%
Single-Family Agency
Single-Family Credit/Other
Multi-Family

$10.5B Investment Portfolio

$1.2B Total Market Capitalization[1]

$1.5B in common stock dividends declared since June 2004

Balanced
A well-diversified strategy focused on delivering consistent recurring income

Experienced
Extensive expertise navigating multiple market environments with a patient, disciplined approach

Resilient
Internally managed REIT delivering stable distributions across cycles

1. Represents outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices.
See Glossary and End Notes in the Appendix.

ADAMAS
6

Key Developments

Financial Performance	• Earnings per share (basic) of **$0.46** • Earnings Available for Distribution ("EAD") per share of **$0.23*** • Book value per share of **$9.60** (+4.3% change QoQ) • Adjusted Book Value per share of **$10.63*** (+2.4% change QoQ) • **6.85%** Quarterly Economic Return • **4.62%** Quarterly Economic Return on Adjusted Book Value* • Total interest income of **$171 million** (+6.3% change QoQ) • Total adjusted interest income of **$160 million*** (+6.8% change QoQ)
Stockholder Value	• Total 2025 Cumulative Stockholder Return of **36.41%** • Declared fourth quarter common stock dividend of **$0.23** per share • Common stock dividend yield of **12.60%** (share price as of December 31, 2025)

Investing Activity	• Acquired **$810 million** of new single-family residential investments
	  o Includes **$458 million** of BPLs
	  o Includes **$347 million** of Agency RMBS

Liquidity & Financing	• Company Recourse Leverage Ratio of **5.0x**
	• Portfolio Recourse Leverage Ratio of **4.7x**
	  o Agency Portfolio Recourse Leverage Ratio of **7.7x**
	  o Credit and Other Portfolio Recourse Leverage Ratio of **1.3x**
	• Excess liquidity capacity of **$420 million**
	  o Available cash of **$206 million**
	  o Additional financing of **$214 million** available for unencumbered/under-levered assets

Subsequent Events	• Issued **$90 million** of **9.250%** senior unsecured notes due **2031** • Redeemed **$100 million** of **5.75%** senior unsecured notes due **2026** • Issued **$310 million** BPL-Rental securitization with a **4.88%** effective cost • Extended our share repurchase program through March 31, 2027, where **$188 million** of common stock and **$98 million** of preferred stock remain available for repurchase

ADAMAS

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

7

$0.20 $0.20 $0.20 $0.23 $0.23 $0.18 $0.19 $0.20 $0.21 $0.22 $0.23 $0.24 $0.25 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Building Stockholder Value $0.16 $0.20 $0.22 $0.24 $0.23 $0.10 $0.15 $0.20 $0.25 $0.30 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 EAD per Share* 8 YoY Growth: +44% Earnings Growth Driving Stockholder Returns in 2025 • Strong growth of 44% in quarterly EAD per share, reflecting disciplined portfolio expansion and earnings momentum. • Dividend growth of 15% reflects improved earnings power and capital durability. • Value creation throughout the year contributed to a significant total cumulative stockholder return of 36%. Common Stock Dividend Cumulative Stockholder Return +15% +36% 10% 7% 9% 10% 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Total 2025 0% 5% 10% 15% 20% 25% 30% 35% 40% 45%

See Glossary and End Notes in the Appendix. Expanding Investment Portfolio to Drive EAD Growth 9 Investment Portfolio Size Investment Portfolio Capital Rotation $7.4 $8.3 $8.6 $10.4 $10.5 $4.0 $8.0 $12.0 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 (Dollar amounts in billions) 56% 14% 0% 20% 40% 60% 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Single-Family Agency Multi-Family YoY Growth: +42% • We have built a solid and diversified EAD base through disciplined portfolio construction. • The portfolio is supported by high-quality assets that led to consistent EAD performance in 2025. • We believe this foundation provides stable earnings visibility and downside protection across market cycles. • This positioning enables us to remain selective and strategic in deploying capital going forward.

Over $1.7 billion of BPLs originated over the last 12 months Founded in 2017 Operates in 48 states & DC Track record of origination growth, profitability and stable loan performance Headquartered in Oakbrook Terrace, IL and has 160 employees Acquisition of Constructive In 3Q 2025, Adamas acquired the remaining 50% interest in Constructive, advancing Adamas’ business purpose lending strategy. Constructive is a leading originator of business purpose loans for residential real estate investors. • Originated over $6.1 billion of BPLs since its inception in 2017, primarily in BPL-Rental. • Constructive has sourced BPLs from approximately 800 broker partners through its primary wholesale channel, representing 88% of its volume. • Sold BPLs to over 16 institutional trading partners. • Established as a reliable and competitive capital provider to the single-family investor market. 10 See Glossary and End Notes in the Appendix.

2026 Strategic Priorities Prioritize prudent asset selection and active portfolio management to grow book value and generate consistent recurring earnings, anchored by liquid Agency RMBS and high-quality business purpose loans as the core foundations of earnings expansion. Transition Constructive into a full earnings contributor by further integrating Constructive into the Company, scaling origination volumes, improving profitability and leveraging operational efficiencies. Create measurable and recurring EAD expansion that enhances dividend coverage and diversifies income sources. Demonstrate sustained earnings and book value growth through disciplined capital allocation to drive the convergence of the Company’s stock price with its higher intrinsic value. Positioning the Company to Expand Earnings and Create Stockholder Value 11 Grow Book Value through Disciplined Investment Strategy Accelerate EAD Growth Close the Valuation Gap through Execution and Capital Discipline

12 $10.38 $10.63 3Q 2025 4Q 2025 $0.24 $0.23 3Q 2025 4Q 2025 $0.23 $0.23 3Q 2025 4Q 2025 EAD Per Share*Adjusted Book Value Per Share* Dividend Per Share 12.60% Dividend Yield Quarterly Economic Return on Adjusted Book Value*: 4.62% $0.36 $0.40 $0.44 $0.47 $0.51 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 $7.4 $8.3 $8.6 $10.4 $10.5 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 SF Agency 63% SF Credit 33% MF 2% Other 2% 0.9x 1.3x 7.8x 7.7x 4.7x 4.7x 3Q 2025 4Q 2025 Credit and Other Agency $163 $173 $156 $181 $206 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 3.0x 3.4x 3.8x 5.0x 5.0x 2.9x 3.2x 3.6x 4.7x 4.7x 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Company Portfolio Portfolio Asset Allocation Adjusted Net Interest Income – EPS Contribution*Total Portfolio Size Available CashRecourse Leverage Ratio Portfolio Recourse Leverage Ratio FI N A N C IN G & L IQ U ID IT Y Total Portfolio Leverage (Dollar amounts in millions) B O O K V A LU E & E A R N IN G S IN V E S T M E N T P O R T FO LI O (Dollar amounts in billions) Financial Snapshot See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.

Adamas’ stock price was discounted by 31% to Adjusted Book Value • Adamas’ stock price was discounted to Adjusted Book Value by $3.33 per share • Adamas’ stock price was trading at a 14% discount to allocated Agency capital 1. Represents closing common stock price on December 31, 2025. Valuation Per Share Stock Price1 $7.30 Adjusted Book Value* $10.63 Stock price presents compelling value upside with the potential for further value creation through future income growth. Adamas’ Stock Price Has Significant Potential Upside See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 13 $7.30 Agency Capital $8.48 Other $2.15 $- $2 $4 $6 $8 $10 $12 Adjusted Book Value* Stock Price $10.63 14% Discount

Single-Family Credit 32% Single-Family Agency 62% See Glossary and End Notes in the Appendix. BPL-Rental $1,444 MM | 13% BPL-Bridge $808 MM | 8% Performing Loans $485 MM | 5% RPL $322 MM | 3% Non-Agency RMBS $177 MM | 2% SFR $129 MM | 1% Agency RMBS $6,633 MM | 62% Cross-Collateralized Mezzanine Lending $136 MM | 1% Mezzanine Lending $98 MM | 1% Other Investments $246 MM | 2% Available Cash $206 MM | 2% $10.5 Billion Investment Portfolio +$206 MM Available Cash Adamas Holds a Diversified Investment Portfolio 14

$2,203 $2,411 $2,353 $2,591 $2,532 $2,831 $4,061 $4,446 $5,934 $5,894 $1,182 $426 $471 $578 $859 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Credit & Other Financing Agency Leverage Securitization Financing Portfolio Financing Portfolio Recourse Leverage Ratio 3.2x 3.6x 4.7x4.7x2.9x Portfolio Financing and Corporate Debt Corporate Sub. Debentures $45 | 1% Corporate Senior Unsecured Notes $358 | 3% Credit & Other Financing $859 | 9% Securitization Financing $2,532 | 26% Agency Leverage $5,894 | 61% (Dollar amounts in millions) $60 $198 $90 $45 $0 $50 $100 $150 $200 2026 2027 2028 2029 2030 2031 2035 Senior Unsecured Notes Sub. Debentures Corporate Debt Maturities* Adamas Debt Structure 15 See Glossary and End Notes in the Appendix. *Data as of February 18, 2026.

MARKET & STRATEGY UPDATE

• Adamas has been growing its investment portfolio to generate higher recurring net interest income and EAD. • Recent acquisitions have been primarily concentrated in Agency RMBS and BPL- Rental loans. • Adamas will continue to invest in its core strategies and utilize its excess liquidity to capitalize on opportunities during periods of volatility. Sustained Pace of Investment Activity $363 $1,451 $504 $1,817 $347 $560 $397 $294 $526 $463 $923 $1,848 $798 $2,343 $810 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Agency Residential Credit Residential Investment Portfolio 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Acquisitions $923 $1,848 $798 $2,343 $810 Sales (19) (14) (31) (131) (99) Payoffs (489) (402) (547) (479) (612) Net Activity $415 $1,432 $220 $1,733 $99 Residential Investment Acquisitions (Dollar amounts in millions) 17 Earnings Growth through Strategic Capital Deployment See Glossary and End Notes in the Appendix.

1%26% 51% 16% 4% 2% 4.5% 5.0% 5.5% 6.0% 6.5% ARM Coupon 5.4% Low FICO 19% Generic 37% High LTV 14% State 19% ARM 2% Loan Bal 6% Investor 3% Specified Pool by Coupon Specified Pool by Breakdown Specified Pool Characteristics 3Q 2025 Portfolio 4Q 2025 Portfolio UPB ($MM) $6,461 $6,447 Avg. Price $101.00 $101.49 Avg. Coupon 5.51% 5.48% WALA (months) 16.4 19.4 Agency Portfolio Characteristics Asset Value ($MM) Specified Pool % Agency IO % $6,633 99% 1% Single-Family Investment Portfolio Agency Strategy 18 See Glossary and End Notes in the Appendix. • Agency as a core strategy provides several benefits: ◦ Attractive carry and compelling risk-adjusted returns ◦ Diversification of overall portfolio and complimentary performance to our credit assets ◦ Expected outperformance in a rate easing cycle or economic downturn • The targeted profile of Agency purchases remains current coupon specified pools with lower pay-ups. • Historically wide Agency spreads have provided additional opportunities to grow the portfolio at attractive levels.

- 1,000 2,000 3,000 4,000 5,000 6,000 7,000 100 125 150 175 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Jun-25 Jul-25 Aug-25 Sep-25 Oct-25 Nov-25 Dec-25 Agency RMBS Holdings Agency RMBS Current Coupon Spread 0 50 100 150 200 $- $1,000 $2,000 $3,000 $4,000 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Z V S p read (b p s)A g en cy R M B S Agency RMBS Holdings Market ZV Spread Acquisitions ZV Spread (Dollar amounts in millions) Single-Family Investment Portfolio Agency RMBS Market (Dollar amounts in millions) Agency Specified Pools at Different Coupons Agency RMBS Current Coupon Spreads C u rr en t C o u p o n S p re ad (b p s) A g en cy R M B S 19 See Glossary and End Notes in the Appendix. • In the quarter, current coupon mortgage spreads tightened by 16 bps to 110 bps. This marked material tightening from the end of the prior quarter, as interest rate volatility fell. • Adamas moderated its investment pace in the quarter, a result of spread tightening within this sector. • We anticipate continued growth of the portfolio in 2026, albeit at a lower pace than 2025.

BPL-Rental Loan Characteristics Portfolio 4Q 2025 Acquisitions UPB ($MM) $1,407 $269 Loan Count 7,061 1,380 Avg. FICO 748 752 Avg. Coupon 7.05% 6.99% Avg. LTV 71% 72% Avg. DSCR 1.36x 1.33x BPL-Rental Loan Portfolio (Dollar amounts in millions) • Adamas’ BPL-Rental strategy has been in place since 2021, trading $1.6 billion with 15 counterparties. • 75% of BPL-Rental loans are currently held in securitizations. • Adamas applies a disciplined, institutional credit framework, targeting assets with strong DSCR coverage and prepayment protection to deliver stable cash flows and durable performance. • High-quality underwriting and consistent performance have earned strong market recognition and investor confidence within the BPL-Rental securitization space. 20 Single-Family Investment Portfolio $770 $916 $934 $1,158 $1,407 $- $250 $500 $750 $1,000 $1,250 $1,500 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 U P B 1.2% 1.2% 1.7% 1.3% 1.4% 0% 2% 4% 6% 8% 10% 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 DQ 60+ BPL-Rental DQ 60+ See Glossary and End Notes in the Appendix.

• Adamas’ BPL-Bridge strategy has been in place since 2019, trading $5.7 billion with 20 originator/aggregator counterparties. • Adamas has issued $1.2 billion of BPL-Bridge securitizations in both rated and unrated deals with revolving debt structures. 91% of BPL-Bridge loans are currently held in securitizations. • Given competitive landscape, Adamas is not actively growing the BPL-Bridge portfolio. The asset management team continues to make progress in reducing the delinquent portion of our portfolio. 83% 15% 2% Single-Family Single-Family Ground Up Multi-Family BPL-Bridge Loan Portfolio BreakdownBPL-Bridge Loan Portfolio Composition DQ 60+: 13% (Dollar amounts in millions) Loan Characteristics Portfolio 4Q 2025 Acquisitions UPB ($MM) $820 $133 Loan Count 1,841 308 Avg. FICO 740 749 Avg. Coupon 10.3% 9.8% Avg. LTARV 65% 66% Avg. LTC 70% 77% Ground Up % 15% 11% Multi-Family % 2% 1 0% Single-Family Investment Portfolio BPL-Bridge 21 $170 $168 $137 $124 $113 $1,007 $925 $819 $795 $707 $1,177 $1,093 $956 $919 $820 $- $250 $500 $750 $1,000 $1,250 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 U P B DQ 60+ Performing See Glossary and End Notes in the Appendix.

$30 $168 $288 $885 $1,953 $2,947 $4,323 $6,077 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 2018 2019 2020 2021 2022 2023 2024 2025 Lo an O ri g in at io n V o lu m e Constructive’s National Origination Footprint Scaling Constructive’s National Origination Platform (Dollar amounts in millions) 22 Constructive Cumulative Loan Origination Volume See Glossary and End Notes in the Appendix.

$- $100 $200 $300 $400 $500 $600 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 BPL-Rental Loans BPL-Bridge Loans BPL-Rental 93% BPL-Bridge 7% Constructive BPL Product Mix LTM Loan Characteristics Constructive LTM Originations Avg. Loan Size $197,154 Loan Count 8,895 Avg. FICO 751 Avg. Coupon 7.55% Avg. LTV/LTARV 74% Repeat Borrowers 58% Construction % 1.3% Multi-Family % 4.6% Constructive BPL Origination Overview • Constructive originated $474 million of business purpose loans in the quarter, representing an 8% increase from the prior quarter. • Origination quality is anchored by strong underwriting standards and creditworthy borrowers. • We believe Constructive has opportunities to grow origination volume under the Adamas platform. 23 Origination Volume by Quarter $479 $439 $402 $439 $474 (Dollar amounts in millions) See Glossary and End Notes in the Appendix.

Mezzanine Lending & Cross-Collateralized Mezzanine Lending Total Count 22 Asset Value ($MM) $233 Avg. DSCR 1.3x Avg. Adjusted LTV(1) 83% Avg. Coupon(2) 11.8% Delinquent Count 1 Restructured Count 1 Annualized Payoff Rate by Quarter • Adamas expects redemptions in the multi- family portfolio to continue to accelerate, allowing for rotation into higher yielding investments. • Average portfolio occupancy rate of 91%. • In the quarter, redeemed two Mezzanine Lending investments and sold one property in our Cross-Collateralized Mezzanine Lending investment for net proceeds of $31 million yielding a 12.5% IRR. 24 Multi-Family Investment Portfolio 0% 5% 10% 15% 20% 25% 30% 35% 40% $150 $200 $250 $300 $350 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 A n n u alized P ayo ff R ate U P B UPB (L-Axis) 1. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties. 2. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment. Historical Payoff Rate (R-Axis) 4Q 2025: 39.3% Historical: 26.2% (Dollar amounts in millions) See Glossary and End Notes in the Appendix.

QUARTERLY FINANCIAL INFORMATION

26 Financial Results Fourth Quarter 2025 Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 170.7 $ 1.89 Interest expense (127.5) (1.41) Net Interest Income $ 43.2 $ 0.48 Income from real estate 15.9 0.18 Expenses related to real estate (19.2) (0.21) Net Loss from Real Estate $ (3.3) $ (0.04) Realized losses, net (14.9) (0.17) Unrealized gains, net 19.7 0.22 Gains on derivative investments, net 28.5 0.32 Mortgage banking activities, net 12.5 0.14 Loss from equity investments (3.7) (0.04) Impairment of real estate (0.3) — Other income 10.9 0.12 Other Income $ 52.6 $ 0.58 Total Net Interest Income, Net Loss from Real Estate & Other Income $ 92.5 $ 1.02 General & administrative expenses (25.1) (0.28) Portfolio operating expenses (6.7) (0.07) Loan origination costs (4.3) (0.05) Total Expenses $ (36.1) $ (0.40) Adjustment: Net income attributable to non-controlling interest (2.8) (0.03) Income tax benefit — — Preferred stock dividends (11.9) (0.13) Net Income Attributable to Common Stockholders $ 41.6 $ 0.46 Note: Numbers may not foot due to rounding. See Glossary and End Notes in the Appendix.

Yield By Strategy

Net Interest Spread*

Average Financing Cost improved, driven by lower base rates on repurchase agreements and warehouse facilities and the full-quarter impact of more favorable financing of certain business purpose rental loans securitized at the end of the prior quarter. Yield on Average Interest Earning Assets declined due to a higher allocation in lower-yielding Agency securities and business purpose rental loans compared to business purpose bridge loans.

Dollar Amounts in Thousands	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24
Agency					
Avg. Interest Earning Assets	$ 6,555,816	$ 5,873,080	$ 4,745,083	$ 3,782,796	$ 3,025,834
Avg. Interest Bearing Liabilities	$ 5,906,266	$ 5,300,885	$ 4,294,200	$ 3,356,229	$ 2,691,667
Yield on Avg. Interest Earning Assets*	5.78 %	5.86 %	5.88 %	5.89 %	5.96 %
Average Financing Cost*	(4.09) %	(4.14) %	(4.24) %	(4.37) %	(4.44) %
Agency Net Interest Spread*	**1.69 %**	**1.72 %**	**1.64 %**	**1.52 %**	**1.52 %**
Single-Family Credit					
Avg. Interest Earning Assets	$ 3,428,641	$ 3,333,917	$ 3,227,486	$ 3,303,600	$ 3,167,203
Avg. Interest Bearing Liabilities	$ 3,037,293	$ 2,902,470	$ 2,742,414	$ 2,787,285	$ 2,651,635
Yield on Avg. Interest Earning Assets*	7.09 %	7.12 %	7.32 %	7.30 %	7.38 %
Average Financing Cost*	(5.44) %	(5.66) %	(5.85) %	(5.98) %	(6.03) %
Single-Family Credit Net Interest Spread*	**1.65 %**	**1.46 %**	**1.47 %**	**1.32 %**	**1.35 %**
Multi-Family Credit					
Avg. Interest Earning Assets	$ 59,372	$ 71,026	$ 74,273	$ 86,415	$ 88,647
Avg. Interest Bearing Liabilities	$ —	$ —	$ —	$ —	$ —
Yield on Avg. Interest Earning Assets*	11.53 %	11.96 %	11.86 %	12.06 %	12.10 %
Average Financing Cost*	— %	— %	— %	— %	— %
Multi-Family Credit Net Interest Spread*	**11.53 %**	**11.96 %**	**11.86 %**	**12.06 %**	**12.10 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 215,170	$ 172,958	$ 126,552	$ 418,681	$ 513,508
Avg. Interest Bearing Liabilities	$ 617,580	$ 561,681	$ 410,458	$ 671,656	$ 713,805
Yield on Avg. Interest Earning Assets*	4.70 %	4.69 %	4.58 %	4.01 %	4.28 %
Average Financing Cost*	(6.99) %	(7.14) %	(6.77) %	(5.61) %	(4.83) %
Corporate/Other Net Interest Spread*	**(2.29) %**	**(2.45) %**	**(2.19) %**	**(1.60) %**	**(0.55) %**
Total					
Avg. Interest Earning Assets	$ 10,258,999	$ 9,450,981	$ 8,173,394	$ 7,591,492	$ 6,795,192
Avg. Interest Bearing Liabilities	$ 9,561,139	$ 8,765,036	$ 7,447,072	$ 6,815,170	$ 6,057,107
Yield on Avg. Interest Earning Assets*	6.23 %	6.33 %	6.48 %	6.47 %	6.57 %
Average Financing Cost*	(4.71) %	(4.83) %	(4.98) %	(5.15) %	(5.20) %
Net Interest Spread*	**1.52 %**	**1.50 %**	**1.50 %**	**1.32 %**	**1.37 %**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS

27

Adjusted Net Interest Income*

Adjusted Net Interest Income*
The increase in Adjusted Net Interest Income was primarily driven by higher investment in Agency RMBS, lower repurchase agreement and warehouse facility financing costs due to a decrease in base rates and the full-quarter impact of more favorable financing of certain business purpose rental loan through the use of a securitization financing completed at the end of the prior quarter.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		4Q'25		3Q'25		2Q'25		1Q'25		4Q'24
Agency										
Adjusted Interest Income*	$	94,755	$	86,041	$	69,750	$	55,668	$	45,054
Adjusted Interest Expense*		(60,862)		(55,268)		(45,415)		(36,187)		(30,150)
Agency Adjusted Net Interest Income*	**$**	**33,893**	**$**	**30,773**	**$**	**24,335**	**$**	**19,481**	**$**	**14,904**
Single-Family Credit										
Adjusted Interest Income*	$	60,745	$	59,305	$	59,077	$	60,302	$	58,463
Adjusted Interest Expense*		(41,650)		(41,377)		(40,025)		(41,086)		(40,296)
Single-Family Credit Adjusted Net Interest Income	**$**	**19,095**	**$**	**17,928**	**$**	**19,052**	**$**	**19,216**	**$**	**18,167**
Multi-Family Credit										
Interest Income	$	1,711	$	2,124	$	2,203	$	2,605	$	2,683
Interest Expense		—		—		—		—		—
Multi-Family Credit Adjusted Net Interest Income*	**$**	**1,711**	**$**	**2,124**	**$**	**2,203**	**$**	**2,605**	**$**	**2,683**
Corporate/Other										
Interest Income	$	2,526	$	2,030	$	1,449	$	4,195	$	5,490
Adjusted Interest Expense*		(10,878)		(10,103)		(6,931)		(9,287)		(8,693)
Corporate/Other Adjusted Net Interest Income (Loss)*	**$**	**(8,352)**	**$**	**(8,073)**	**$**	**(5,482)**	**$**	**(5,092)**	**$**	**(3,203)**
Total Adjusted Interest Income*	$	159,737	$	149,500	$	132,479	$	122,770	$	111,690
Total Adjusted Interest Expense*		(113,390)		(106,748)		(92,371)		(86,560)		(79,139)
Total Adjusted Net Interest Income*	**$**	**46,347**	**$**	**42,752**	**$**	**40,108**	**$**	**36,210**	**$**	**32,551**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS

28

Net Loss from Real Estate Net loss from real estate decreased primarily due to the full-quarter impact of the sale of two joint venture equity investments in the prior quarter. Additionally, depreciation expense declined in the current quarter due to one property sale and one property transfer to held for sale within our Cross-Collateralized Mezzanine Lending investment. Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Income from real estate $ 15,936 $ 19,104 $ 20,638 $ 20,655 $ 26,193 Expenses related to real estate: Interest expense, mortgages payable on real estate (4,283) (5,409) (5,882) (6,007) (10,235) Depreciation expense on operating real estate (5,366) (5,936) (5,928) (5,895) (6,879) Other real estate expenses (9,579) (11,637) (11,842) (10,988) (14,950) Total expenses related to real estate $ (19,228) $ (22,982) $ (23,652) $ (22,890) $ (32,064) Net Loss from Real Estate $ (3,292) $ (3,878) $ (3,014) $ (2,235) $ (5,871) See Glossary and End Notes in the Appendix. Net Loss from Real Estate 29

Other Income (Loss)

Realized Losses, Net
Net realized losses in the fourth quarter primarily related to:

- Valuation adjustments on foreclosed properties and the write-off of related advance receivables
- Discounted payoffs of certain non-performing business purpose bridge loans as part of asset resolution efforts
- Write-down of certain investment securities

Dollar Amounts in Thousands		4Q'25	3Q'25	2Q'25	1Q'25	4Q'24
Residential loans and real estate owned	$	(9,537) $	(5,610) $	(1,239) $	(14,282) $	(9,642)
Investment securities		(5,410)	—	(2,532)	(26,818)	(305)
Total Realized Losses, net	**$**	**(14,947) $**	**(5,610) $**	**(3,771) $**	**(41,100) $**	**(9,947)**

Unrealized Gains (Losses), Net
Unrealized gains recognized in the fourth quarter can be attributed to tighter spreads and decreases in interest rates, which increased the fair value of our investment securities (particularly Agency RMBS) and certain portions of our residential loan portfolio. Unrealized gains on these assets were partially offset by unrealized losses recognized on CDOs and corporate debt at fair value, reflecting the impact of the changes in interest rates.

Dollar Amounts in Thousands		4Q'25	3Q'25	2Q'25	1Q'25	4Q'24
Investment securities (including Consolidated SLST)	$	22,264 $	50,224 $	20,063 $	89,768 $	(103,549)
Residential loans		3,913	19,533	10,375	30,356	(45,644)
Mezzanine lending investments accounted for as loans		(10)	125	55	410	(137)
Mortgage servicing rights		(967)	(1,019)	(848)	(706)	616
CDOs and Corporate debt at fair value		(5,474)	(14,011)	(5,031)	(1,625)	17,138
Total Unrealized Gains (Losses), net	**$**	**19,726 $**	**54,852 $**	**24,614 $**	**118,203 $**	**(131,576)**

ADAMAS

See Glossary and End Notes in the Appendix.

30

Other Income (Loss)

Gains (Losses) on Derivative Instruments, Net
Net gains on derivative instruments in the fourth quarter were driven by favorable market movements, including swap spread widening that benefited interest rate swaps and declining interest rates that supported treasury futures positions.

Dollar Amounts in Thousands		4Q'25		3Q'25		2Q'25		1Q'25		4Q'24
Unrealized gains (losses) on derivative instruments	$	28,534	$	(3,392)	$	(36,261)	$	(71,278)	$	89,638
Realized (losses) gains on derivative instruments		(63)		(9,614)		9,295		24,476		2,316
Total Gains (Losses) on Derivative Instruments, net	**$**	**28,471**	**$**	**(13,006)**	**$**	**(26,966)**	**$**	**(46,802)**	**$**	**91,954**

Mortgage Banking Activities, Net
Income from mortgage banking activities in the fourth quarter benefited from higher origination volume and the related increased loan origination fees, reflecting continued production momentum. Gains on our held for sale portfolio experienced a decrease in the quarter, reflecting lower interest rate lock commitment valuations and a prudent increase in loan repurchase reserves.

Dollar Amounts in Thousands		4Q'25		3Q'25		2Q'25		1Q'25		4Q'24
Residential loan origination and other fees	$	6,667	$	5,511	$	—	$	—	$	—
Gains on residential loans held for sale, net		5,851		8,592		—		—		—
Total Income from Mortgage Banking Activities, net	**$**	**12,518**	**$**	**14,103**	**$**	**—**	**$**	**—**	**$**	**—**

ADAMAS

See Glossary and End Notes in the Appendix.

31

Other Income (Loss)

(Loss) Income from Equity Investments

Net loss from equity investments in the fourth quarter reflected decreased income from mezzanine lending investments accounted for as equity due to redemptions coupled with a decline in fair valuation of one mezzanine lending investment.

Dollar Amounts in Thousands		4Q'25	3Q'25	2Q'25	1Q'25	4Q'24
Preferred return on mezzanine lending investments accounted for as equity	$	770 $	1,218 $	1,574 $	2,207 $	2,334
Unrealized (losses) gains, net on mezzanine lending investments accounted for as equity		(4,505)	(2,860)	130	689	367
(Loss) income from unconsolidated joint venture equity investments in multi-family properties		—	—	(611)	(227)	104
Income (loss) from investment in Constructive		—	47	(2,521)	920	3,180
Total (Loss) Income from Equity Investments	**$**	**(3,735) $**	**(1,595) $**	**(1,428) $**	**3,589 $**	**5,985**

Impairment of Real Estate

Impairment losses declined in the fourth quarter, primarily due to fewer valuation adjustments on SFR properties held for sale compared to the prior quarter.

Dollar Amounts in Thousands		4Q'25	3Q'25	2Q'25	1Q'25	4Q'24
Impairment of Real Estate	**$**	**(330) $**	**(1,619) $**	**(3,913) $**	**(3,905) $**	**(733)**

ADAMAS

See Glossary and End Notes in the Appendix.

32

Loan Origination Costs (Loss) (3Q’25 vs 2Q’25) Other income in the third quarter is primarily related to servicing fee income generated on mortgage servicing rights acquired in the fourth quarter of 2024. See Glossary and End Notes in the Appendix. Other Income (Loss) 33 Other Income fourth quarter was driven by a gain on the sal of a property wi hin our Cross-Collateralized Mezzanine Lending investment and servicing fee income generated from mortgage servicing rights. Results also reflected costs associated with the extinguishment of the mortgage payable related to the aforementioned property sale. Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Servicing fee income $ 2,084 $ 1,999 $ 1,973 $ 1,979 $ 906 Gain (loss) on sale of real estate 8,913 74 (19) (45) 9,671 Gain on de-consolidation of joint venture equity investment in Consolidated VIEs — — — — 2,411 Loss on extinguishment of collateralized debt obligations and mortgages payable on real estate (436) (448) — — (473) Miscellaneous 304 (146) 246 33 92 Total Other Income $ 10,865 $ 1,479 $ 2,200 $ 1,967 $ 12,607

General and Administrative Expenses Compensation and other general and administration expenses increased in the fourth quarter primarily due to the full-quarter impact of the consolidation of Constructive and increased professional fees related to Constructive. Portfolio Operating Expenses Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Salaries, benefits and directors' compensation $ 18,125 $ 17,214 $ 8,473 $ 9,070 $ 8,458 Other general and administrative expenses 6,982 6,135 3,313 3,344 3,572 Total General and Administrative Expenses $ 25,107 $ 23,349 $ 11,786 $ 12,414 $ 12,030 Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Securitization transaction costs $ — $ 4,306 $ — $ 2,283 $ 1,883 Corporate debt transaction costs — 3,635 459 3,199 — Equity transaction costs — — 291 — — Total Financing Transaction Costs $ — $ 7,941 $ 750 $ 5,482 $ 1,883 Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Portfolio Operating Expenses $ 6,703 $ 6,747 $ 7,354 $ 7,206 $ 7,016 Financing Transaction Costs No financing costs were recorded in the fourth quarter, as no related transactions occurred. See Glossary and End Notes in the Appendix. Expenses 34

Loan Origination Costs Loan origination costs include expenses related to business purpose loans originated by Constructive. Increase in the fourth quarter primarily due to the full-quarter impact of the consolidation of Constructive. Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Loan Origination Costs $ 4,313 $ 3,788 $ — $ — $ — See Glossary and End Notes in the Appendix. Expenses 35

Book Value

Changes in Book Value

The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter and year ended December 31, 2025.

	Quarter Ended December 31, 2025			Year Ended December 31, 2025		
Amounts in Thousands, except per share	**Amount**	**Shares**	**Per Share**	**Amount**	**Shares**	**Per Share**
Beginning Balance, GAAP Book Value	$ 831,135	90,308	$ 9.20	$ 840,610	90,575	$ 9.28
Common stock issuance, net [1]	2,430	(4)		8,197	(40)	
Common stock repurchases	—			(1,502)	(231)	
Preferred stock issuance, net	—			5,027		
Preferred stock issuance liquidation preference	—			(5,532)		
Balance after share activity	833,565	90,304	9.23	846,800	90,304	9.38
Adjustment of redeemable non-controlling interest to estimated redemption value	12,560		0.14	(1,548)		(0.02)
Dividends and dividend equivalents declared	(20,450)		(0.23)	(79,078)		(0.88)
Net income attributable to Company's common stockholders	41,605		0.46	101,106		1.12
Ending Balance, GAAP Book Value	**$ 867,280**	**90,304**	**$ 9.60**	**$ 867,280**	**90,304**	**$ 9.60**
Add:						
Cumulative depreciation expense on real estate [2]	26,864		0.30	26,864		0.30
Cumulative amortization of lease intangibles related to real estate [2]	4,106		0.05	4,106		0.05
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	42,222		0.47	42,222		0.47
Adjustment of amortized cost liabilities to fair value	19,202		0.21	19,202		0.21
Ending Balance, Adjusted Book Value*	**$ 959,674**	**90,304**	**$ 10.63**	**$ 959,674**	**90,304**	**$ 10.63**

1. Includes amortization of stock based compensation.
2. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

ADAMAS

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

36

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	2025	4Q'25	3Q'25	2Q'25	1Q'25	2024	2023	2022
Book Value per share								
Beginning	$ 9.28	$ 9.20	$ 9.11	$ 9.37	$ 9.28	$ 11.31	$ 13.27	$ 18.81
Ending	$ 9.60	$ 9.60	$ 9.20	$ 9.11	$ 9.37	$ 9.28	$ 11.31	$ 13.27
Change in Book Value per share	**$ 0.32**	**$ 0.40**	**$ 0.09**	**$ (0.26)**	**$ 0.09**	**$ (2.03)**	**$ (1.96)**	**$ (5.54)**
Dividends								
Q1	$ 0.20				$ 0.20	$ 0.20	$ 0.40	$ 0.40
Q2	$ 0.20			$ 0.20		0.20	0.30	0.40
Q3	$ 0.23		$ 0.23			0.20	0.30	0.40
Q4	$ 0.23	$ 0.23				0.20	0.20	0.40
Total	**$ 0.86**	**$ 0.23**	**$ 0.23**	**$ 0.20**	**$ 0.20**	**$ 0.80**	**$ 1.20**	**$ 1.60**
Economic Return	**12.7 %**	**6.8 %**	**3.5 %**	**(0.6)%**	**3.1 %**	**(10.9)%**	**(5.7)%**	**(20.9)%**
Adjusted Book Value per share*								
Beginning	$ 10.35	$ 10.38	$ 10.26	$ 10.43	$ 10.35	$ 12.66	$ 15.89	$ 18.89
Ending	$ 10.63	$ 10.63	$ 10.38	$ 10.26	$ 10.43	$ 10.35	$ 12.66	$ 15.89
Change in Adjusted Book Value per share	**$ 0.28**	**$ 0.25**	**$ 0.12**	**$ (0.17)**	**$ 0.08**	**$ (2.31)**	**$ (3.23)**	**$ (3.00)**
Economic Return on Adjusted Book Value*	**11.0 %**	**4.6 %**	**3.4 %**	**0.3 %**	**2.7 %**	**(11.9)%**	**(12.8)%**	**(7.4)%**

Total Rate of Return:
Change in stock price for the period + dividend per share declared for the period, divided by the beginning period stock price.

	2025	4Q'25	3Q'25	2Q'25	1Q'25	2024	2023	2022
Stock Price								
Beginning	$ 6.06	$ 6.97	$ 6.70	$ 6.49	$ 6.06	$ 8.53	$ 10.24	$ 14.88
Ending	$ 7.30	$ 7.30	$ 6.97	$ 6.70	$ 6.49	$ 6.06	$ 8.53	$ 10.24
Change in Stock Price	**$ 1.24**	**$ 0.33**	**$ 0.27**	**$ 0.21**	**$ 0.43**	**$ (2.47)**	**$ (1.71)**	**$ (4.64)**
Total Rate of Return	**34.7 %**	**8.0 %**	**7.5 %**	**6.3 %**	**10.4 %**	**(19.6)%**	**(5.0)%**	**(20.4)%**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

ADAMAS

37

Dollar amounts in millions Strategy Sub-Sector Asset Value Capital Portfolio Recourse Leverage Ratio Portfolio Leverage Ratio Characteristics % $ % $ Avg. FICO Avg. LTV Avg. Coupon BPL-Rental (1) • DSCR 15% $1,444 13% $187 1.6x 6.8x 748 71% 7.05% BPL-Bridge (1) • Bridge loans 8% $808 13% $177 0.1x 4.2x 740 65% 10.33% Performing/RPL Loans • S&D • Other • Seasoned re- performing and non-performing mortgage loans 8% $807 5% $70 0.1x 10.7x 711 50% 4.59% Agency RMBS • Agency 66% $6,633 55% $766 7.7x 7.7x 743 80% 5.48% Non-Agency RMBS • Non-Agency (includes Consolidated SLST securities - $152) 2% $177 8% $117 0.1x 0.7x 609 79% 3.82% SFR • Single-family rental properties 1% $129 5% $65 1.0x 1.0x N/A N/A N/A See Glossary and End Notes in the Appendix. Single-Family Portfolio Overview 39 Total Investment Portfolio: 96% (Dollar amounts in millions) 1. BPL-Rental and BPL-Bridge data does not include residential loans or residential loans held for sale attributable to Constructive as of December 31, 2025 (see Appendix - "Capital Allocation“).

Dollar amounts in millions Strategy Sub-Sector Asset Value Capital (1) Characteristics % $ % $ Avg. DSCR Avg. Adjusted LTV (2) Avg. Coupon(3) Multi-Family • Mezzanine Lending and Cross-Collateralized Mezzanine Lending 100% $233 100% $189 1.33x 83% 11.81% See Glossary and End Notes in the Appendix. Multi-Family Portfolio Overview 40 Total Investment Portfolio: 2% 1. Capital for Cross-Collateralized Mezzanine Lending includes Asset Value less the cumulative adjustment of redeemable non-controlling interest to estimated redemption value. 2. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties. 3. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment. (Dollar amounts in millions)

In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, Earnings Available for Distribution and Adjusted Book Value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include TBA dollar roll income, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income (Loss) – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in (losses) gains on derivative instruments, net in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (interest income less implied financing cost). We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income (loss) to Adjusted Net Interest Income (Loss) for our Agency, single-family credit and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Net Interest Income (Loss) and Net Interest Spread 41

Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Agency GAAP interest income $ 94,743 $ 85,975 $ 69,743 $ 55,668 $ 45,054 GAAP interest expense (63,766) (60,472) (48,564) (38,367) (34,393) GAAP total net interest income $ 30,977 $ 25,503 $ 21,179 $ 17,301 $ 10,661 GAAP interest income $ 94,743 $ 85,975 $ 69,743 $ 55,668 $ 45,054 Adjusted for: TBA dollar roll income 12 66 7 — — Adjusted Interest Income $ 94,755 $ 86,041 $ 69,750 $ 55,668 $ 45,054 GAAP interest expense $ (63,766) $ (60,472) $ (48,564) $ (38,367) $ (34,393) Adjusted for: Net interest benefit of interest rate swaps 2,904 5,204 3,149 2,180 4,243 Adjusted Interest Expense $ (60,862) $ (55,268) $ (45,415) $ (36,187) $ (30,150) Adjusted Net Interest Income (1) $ 33,893 $ 30,773 $ 24,335 $ 19,481 $ 14,904 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Agency Adjusted Net Interest Income 42

Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Single-Family Credit GAAP interest income $ 71,700 $ 70,504 $ 67,506 $ 67,266 $ 65,026 GAAP interest expense (52,710) (53,080) (48,637) (48,308) (47,054) GAAP total net interest income $ 18,990 $ 17,424 $ 18,869 $ 18,958 $ 17,972 GAAP interest income $ 71,700 $ 70,504 $ 67,506 $ 67,266 $ 65,026 Adjusted for: Consolidated SLST CDO interest expense (10,955) (11,199) (8,429) (6,964) (6,563) Adjusted Interest Income $ 60,745 $ 59,305 $ 59,077 $ 60,302 $ 58,463 GAAP interest expense $ (52,710) $ (53,080) $ (48,637) $ (48,308) $ (47,054) Adjusted for: Consolidated SLST CDO interest expense 10,955 11,199 8,429 6,964 6,563 Net interest benefit of interest rate swaps 105 504 183 258 195 Adjusted Interest Expense $ (41,650) $ (41,377) $ (40,025) $ (41,086) $ (40,296) Adjusted Net Interest Income (1) $ 19,095 $ 17,928 $ 19,052 $ 19,216 $ 18,167 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Single-Family Credit Adjusted Net Interest Income 43

1. Adjusted Net Interest Loss is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Loss 44 Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 Corporate/Other GAAP interest income $ 2,526 $ 2,030 $ 1,449 $ 4,195 $ 5,490 GAAP interest expense (11,034) (10,495) (7,253) (9,961) (10,095) GAAP total net interest loss $ (8,508) $ (8,465) $ (5,804) $ (5,766) $ (4,605) GAAP interest expense $ (11,034) $ (10,495) $ (7,253) $ (9,961) $ (10,095) Adjusted for: Net interest benefit of interest rate swaps 156 392 322 674 1,402 Adjusted Interest Expense $ (10,878) $ (10,103) $ (6,931) $ (9,287) $ (8,693) Adjusted Net Interest Loss (1) $ (8,352) $ (8,073) $ (5,482) $ (5,092) $ (3,203)

1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 4Q'25 3Q'25 2Q'25 1Q'25 4Q'24 GAAP interest income $ 170,680 $ 160,633 $ 140,901 $ 129,734 $ 118,253 GAAP interest expense (127,510) (124,047) (104,454) (96,636) (91,542) GAAP total net interest income $ 43,170 $ 36,586 $ 36,447 $ 33,098 $ 26,711 GAAP interest income $ 170,680 $ 160,633 $ 140,901 $ 129,734 $ 118,253 Adjusted for: Consolidated SLST CDO interest expense (10,955) (11,199) (8,429) (6,964) (6,563) TBA dollar roll income 12 66 7 — — Adjusted Interest Income $ 159,737 $ 149,500 $ 132,479 $ 122,770 $ 111,690 GAAP interest expense $ (127,510) $ (124,047) $ (104,454) $ (96,636) $ (91,542) Adjusted for: Consolidated SLST CDO interest expense 10,955 11,199 8,429 6,964 6,563 Net interest benefit of interest rate swaps 3,165 6,100 3,654 3,112 5,840 Adjusted Interest Expense $ (113,390) $ (106,748) $ (92,371) $ (86,560) $ (79,139) Adjusted Net Interest Income (1) $ 46,347 $ 42,752 $ 40,108 $ 36,210 $ 32,551 See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 45

Beginning with the quarter ended March 31, 2025, we present Earnings Available for Distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) financing transaction costs, (i) non-recurring restructuring and transaction expenses, (j) the income tax effect of non-EAD income (loss) items and (k) EAD attributable to non-controlling interests. When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past few years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures. We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate. We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity. The following slide presents a reconciliation of net income (loss) attributable to Company's common stockholders to EAD for the periods indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Earnings Available for Distribution 46

Non-GAAP Financial Measures

Reconciliation of Earnings Available for Distribution

Dollar Amounts in Thousands (except per share data)		4Q'25		3Q'25		2Q'25		1Q'25		4Q'24
GAAP net income (loss) attributable to Company's common stockholders	$	41,605	$	32,702	$	(3,486)	$	30,285	$	(41,828)
Adjustments:										
Realized losses, net		14,947		5,610		3,771		41,100		9,947
Unrealized (gains) losses, net		(19,726)		(54,852)		(24,614)		(118,203)		131,576
(Gains) losses on derivative instruments, net (1)		(25,294)		19,172		30,627		49,914		(86,114)
Unrealized losses (gains), net on equity investments (2)		4,505		2,860		3,352		1,098		(1,570)
Impairment of real estate		330		1,619		3,913		3,905		733
Other (gains) losses (3)		(8,691)		358		(535)		(775)		(12,261)
Depreciation and amortization of operating real estate		5,366		5,936		5,928		5,895		6,879
Non-cash expenses (4)		3,096		2,961		2,561		2,199		2,664
Financing transaction costs		—		7,941		750		5,482		1,883
Restructuring and transaction expenses (5)		109		1,245		577		835		—
Income tax effect of adjustments		(75)		(336)		(173)		486		(1,478)
EAD adjustments attributable to non-controlling interests		4,242		(3,225)		(2,647)		(4,027)		3,747
Earnings Available for Distribution attributable to Company's common stockholders	**$**	**20,414**	**$**	**21,991**	**$**	**20,024**	**$**	**18,194**	**$**	**14,178**
Weighted average shares outstanding - basic		90,399		90,406		90,324		90,583		90,579
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	$	**0.46**	**$**	**0.36**	**$**	**(0.04)**	**$**	**0.33**	**$**	**(0.46)**
EAD per common share - basic	**$**	**0.23**	**$**	**0.24**	**$**	**0.22**	**$**	**0.20**	**$**	**0.16**

1. Excludes net interest benefit of interest rate swaps of approximately $3.2 million, $6.1 million, $3.7 million, $3.1 million and $5.8 million for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively. Also excludes TBA dollar roll income of approximately $12.0 thousand, $66.2 thousand and $7.0 thousand for the three months ended December 31, 2025, September 30, 2025 and June 30, 2025, respectively.
2. Included in income from equity investments on the Company's consolidated statements of operations.
3. Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
4. Includes stock-based compensation and intangible asset amortization.
5. Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

ADAMAS

See Glossary and End Notes in the Appendix.

47

Adjusted Book Value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investments to fair value. Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a Cross- Collateralized Mezzanine Lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, Adjusted Book Value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and Cross- Collateralized Mezzanine Lending investment that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in our Cross-Collateralized Mezzanine Lending investment, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by our Cross-Collateralized Mezzanine Lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our Cross-Collateralized Mezzanine Lending investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Book Value Per Common Share 48

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)	4Q'25	3Q'25	2Q'25	1Q'25	4Q'24
Company's stockholders' equity	$ 1,426,922	$ 1,390,777	$ 1,381,203	$ 1,401,946	$ 1,394,720
Preferred stock liquidation preference	(559,642)	(559,642)	(558,498)	(554,110)	(554,110)
GAAP Book Value	867,280	831,135	822,705	847,836	840,610
Add:					
Cumulative depreciation expense on real estate [1]	26,864	26,357	25,170	22,989	20,837
Cumulative amortization of lease intangibles related to real estate [1]	4,106	4,620	4,620	4,620	4,620
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	42,222	54,782	49,574	46,011	40,675
Adjustment of amortized cost liabilities to fair value	19,202	20,481	24,153	22,488	30,619
Adjusted Book Value	**$ 959,674**	**$ 937,375**	**$ 926,222**	**$ 943,944**	**$ 937,361**
Common shares outstanding	90,304	90,308	90,314	90,529	90,575
GAAP book value per common share	$ 9.60	$ 9.20	$ 9.11	$ 9.37	$ 9.28
Adjusted Book Value per Common Share	**$ 10.63**	**$ 10.38**	**$ 10.26**	**$ 10.43**	**$ 10.35**

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

ADAMAS

See Glossary and End Notes in the Appendix.

49

The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Agency" refers to Agency RMBS and TBAs; "Agency RMBS" refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, residential loans held for sale, multi-family loans, investment securities and cost basis of outstanding TBAs, to the extent applicable, and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the periods indicated; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements and warehouse facilities, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures, to the extent applicable, and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate, or consolidated, in our financial statements in accordance with GAAP; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement and warehouse facility financing plus subordinated debentures, senior unsecured notes and cost basis of outstanding TBAs divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, CDOs and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; Glossary 50

"Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "Cross-Collateralized Mezzanine Lending" refers to our combined preferred equity and common equity investment in one joint venture entity that owns several multi-family properties; "Cumulative Stockholder Return" includes common stock price appreciation and common stock dividend reinvestment. Dividends assumed to be reinvested at the closing price on the ex-dividend date. "DSCR" refers to debt service coverage ratio; "Earnings Available for Distribution" or "EAD" has the meaning set fourth in Appendix - "Non-GAAP Financial Measures—Earnings Available for Distribution"; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "Investment Portfolio" refers to the Company's residential loans, investment securities, multi-family loans and equity investments and single-family rental properties not held by Constructive as of period-end; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "IRR" refers to internal rate of return; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTM" refers to last twelve months; "LTV" refers to loan-to-value ratio; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "Non-QM" refers to non-qualifying mortgage; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement and warehouse facility financing and cost basis of outstanding TBAs divided by the Company's total stockholders' equity; "Residential Credit" refers to the Company's investments in residential loans, mortgage servicing rights, single-family rental properties, non-Agency RMBS and Consolidated SLST securities; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; Glossary 51

"S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; "TBAs" refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; "TBA dollar roll income" refers to the difference in price between two TBA contracts with the same terms but different settlement dates that are simultaneously bought and sold; "Total Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices as of the date indicated; "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing, cost basis of outstanding TBAs and CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "Yield on Average Interest Earning Assets" has the meaning set forth in Appendix -"Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. Glossary 52

Slide 9 − Investment Portfolio Size amounts represent the Investment Portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation” for additional information). − Investment Portfolio Capital percentages calculated using Net Company Capital Allocated to Investment Portfolio and Corporate/ Other (see Appendix - "Capital Allocation" for additional information). Slide 10 − BPLs originated over the last 12 months and business purpose loans originated since inception represent the aggregate loan amounts originated through December 31, 2025 during the respective periods. − Broker partners and institutional trading partners represent partners of Constructive since Constructive's inception in 2017. Slide 12 − Dividend yield calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on December 31, 2025. − Portfolio Size and Portfolio Asset Allocation calculated using investment carrying values as of December 31, 2025 (see Appendix - "Capital Allocation" for additional information). − EPS contribution amounts are calculated as the quotient of Adjusted Net Interest Income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale and cash reserved for potential TBA variation margin. Slide 13 − Outstanding common shares used to calculate stock price per share and Adjusted Book Value per share for the quarter ended December 31, 2025 are 90,303,863. − Other Adjusted Book Value represents total Adjusted Book Value per share less the Adjusted Book Value per share allocated to Agency capital. Agency capital includes investments with net capital allocated of $766.2 million (see Appendix - "Capital Allocation" for additional information). − Percentage and per share discount to stock price represent the difference between Adamas' stock price and Adjusted Book Value as of December 31, 2025. End Notes 53 Slide 1 − Image(s) used under license from PowerPoint Stock Images. Slide 3 − Image(s) used under license from PowerPoint Stock Images. Slide 6 − Refer to Appendix - "Capital Allocation" for additional information related to Capital Allocation and Investment Portfolio. Investment Portfolio - Capital Allocation percentages calculated using Net Company Capital Allocated to Investment Portfolio and Corporate/ Other. Slide 7 − Acquisitions of single-family residential investments and BPLs include $184.9 million of BPLs originated by Constructive and transferred at fair value to the Company's Investment Portfolio during the period. − Available cash as of December 31, 2025 is calculated as unrestricted cash of $210.3 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Excess liquidity capacity includes additional financing of unencumbered/under-levered assets and available cash, see note below. − Additional financing of $214 million includes 1) $135 million of financing of unencumbered assets, which represents the estimated available repurchase agreement and revolver securitization financings for the Company's unencumbered residential loans and investment securities as of December 31, 2025 and 2) $79 million of additional financing of under-levered assets, which represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of December 31, 2025. − Effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization. − Dividend yield calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on December 31, 2025. Slide 8 − Cumulative stockholder return sourced from Bloomberg.

Slide 18 − Average coupon represents the weighted average coupon rate of Specified Pools as of December 31, 2025. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of December 31, 2025. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of December 31, 2025. − Specified Pool by Coupon percentages are calculated based on the aggregate fair value of each classification group as of December 31, 2025. Slide 19 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − Agency Specified Pools at Different Coupons represent the fair value of fixed rate Agency RMBS as of December 31, 2025. − Agency RMBS Holdings in the Agency RMBS Current Coupon Spreads chart represent the fair value of Agency RMBS as of December 31, 2025. − Agency RMBS Current Coupon Spreads sourced from Bloomberg. Slide 20 − Life-to-date amount traded includes purchased interest bearing balances for the BPL-Rental strategy through December 31, 2025. − 4Q 2025 acquisitions represent BPL-Rental loans purchased during the current quarter and held as of December 31, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate as of December 31, 2025. − Average LTV represents the weighted average LTV calculated using the most current property value available as of December 31, 2025. − Average DSCR represents the weighted average DSCR calculated at origination. − Dollar amounts shown in the BPL-Rental Loan Portfolio chart represent the interest bearing balances of BPL-Rental loans as of the end of the periods indicated. − DQ 60+ refers to loans greater than 60 days delinquent as of the end of the periods indicated. DQ 60+ percentage calculated using the interest bearing balances of BPL-Rental loans as of December 31, 2025. Slide 14 − Other Investments include U.S. Treasury securities. − Investment Portfolio amounts for Agency RMBS, BPL-Bridge, RPL, Performing Loans, BPL-Rental, Non-Agency RMBS, Mezzanine Lending and Other Investments represent the fair value of the assets as of December 31, 2025. − Portfolio Asset amount for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of December 31, 2025. − Cross-Collateralized Mezzanine Lending Portfolio Asset amount represents the Company's net equity investments in consolidated multi-family apartment properties (as applicable) as of December 31, 2025. Refer to Appendix - "Reconciliation of Consolidated Investments in Multi-family Properties" for a detailed breakout. − Available cash is calculated as unrestricted cash of $210.3 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 15 − Amounts for Corporate Senior Unsecured Notes and Corporate Subordinated Debentures represent the outstanding note balance. − Agency Leverage includes repurchase agreement financing used to fund the purchase of Agency RMBS. − Credit & Other Financing includes repurchase agreement financing and warehouse facilities to fund the origination or purchase of residential loans, single-family rental properties, non-Agency RMBS and U.S. Treasury securities. − Securitization Financing includes residential loan securitizations and a non-Agency RMBS re-securitization. − Credit & Other Financing and Securitization Financing amounts represent the outstanding loan amount or note balance. Slide 17 − Residential Investment Acquisitions represent the cost of Residential Credit, Agency RMBS and the cost basis of new TBA positions entered into by the Company during the periods presented. Residential Credit acquisitions include draws funded for BPL-Bridge loans and BPLs originated by Constructive and transferred at fair value to the Company's Investment Portfolio during the period presented. End Notes 54

Slide 21 − Life-to-date amount traded includes purchased interest bearing balances and funded interest bearing holdback for the BPL-Bridge strategy. − 4Q 2025 acquisitions represent BPL-Bridge loans purchased during the current quarter and held as of December 31, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate as of December 31, 2025. − Average LTARV represents the weighted average LTARV for the BPL- Bridge portfolio as of December 31, 2025, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC for the BPL-Bridge portfolio as of December 31, 2025, calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re- financed loans. − Ground up and multi-family percentages are calculated using the interest bearing balances of BPL-Bridge loans as of December 31, 2025. − DQ 60+ refers to loans greater than 60 days delinquent as of the end of the periods indicated. DQ 60+ percentage calculated using the interest bearing balances of BPL-Bridge loans as of December 31, 2025. − Dollar amounts shown in the BPL-Bridge Loan Portfolio Composition chart represent the interest bearing balances of BPL-Bridge loans as of the end of the periods indicated. Slide 22 − Amounts represented in the Constructive National Origination Footprint map represent cumulative loan amounts originated from January 1, 2019 through December 31, 2025. − Amounts represented in the Constructive Cumulative Loan Origination Volume chart represent cumulative loan amounts originated since Constructive's inception in 2017 through December 31, 2025. Slide 23 − Average loan size is calculated using loan amounts originated during the 12 months ended December 31, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans originated during the 12 months ended December 31, 2025. − Average LTV/LTARV represents the weighted average LTV for BPL- Rental and the weighted average LTARV for BPL-Bridge for loans originated during the 12 months ended December 31, 2025. − Repeat Borrowers, Construction percentage, Multi-family percentage and Constructive BPL Product Mix LTM percentages calculated using loan amounts originated during the 12 months ended December 31, 2025. − Amounts in the Origination Volume by Quarter chart represent aggregate loan amounts originated in the periods presented. Slide 24 − Asset Value for Mezzanine Lending & Cross-Collateralized Mezzanine Lending includes the fair value of Mezzanine Lending investments and the net equity investment in our Cross-Collateralized Mezzanine Lending investment. Refer to Appendix - "Reconciliation of Consolidated Investments in Multi-family Properties" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of December 31, 2025. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of December 31, 2025. − Historical annualized payoff rate is calculated as the annualized average quarterly payoff rates for the period beginning January 1, 2018 and ending December 31, 2025. Quarterly payoff rates calculated as the quotient of aggregate loan amounts redeemed each quarter and the total loan amount of the Mezzanine Lending portfolio as of the beginning of each quarter. − Current quarter annualized payoff rate is calculated as the annualized average of the quotient of aggregate loan amounts redeemed in the current quarter and the total loan amount of the Mezzanine Lending portfolio as of the beginning of the current quarter. End Notes 55

Slide 30 − Unrealized gains/losses on investment securities includes unrealized gains/losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. Slide 36 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended December 31, 2025 are 90,303,863. − Common stock issuance, net includes amortization of stock based compensation. Slide 39 − Total Investment Portfolio and Capital represent the carrying value and net capital allocated as of December 31, 2025. Refer to Appendix - "Capital Allocation" for additional information. − Asset Value for Agency RMBS, BPL-Bridge, BPL-Rental, Performing/ RPL Loans, and Non-Agency RMBS strategies represent the fair value of the assets as of December 31, 2025. Asset Value for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of December 31, 2025. − Asset Value and Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $152 million and other non-Agency RMBS with a fair value of $26 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the capital allocated to the strategy. Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the capital allocated to the strategy. − Average FICO and Average Coupon for BPL-Bridge, BPL-Rental and Performing/RPL Loans represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of December 31, 2025. − Average LTV for BPL-Rental and Performing/RPL Loans represents the weighted average loan-to-value for residential loans held as of December 31, 2025. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge represents the weighted average LTARV of the portfolio held as of December 31, 2025, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral of Specified Pools held as of December 31, 2025 per the most recent data available in Bloomberg. Average Coupon for Agency RMBS represents the weighted average coupon rate of the Specified Pools held as of December 31, 2025. Average FICO, Average LTV and Average Coupon for Agency do not include Agency IOs. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral as of December 31, 2025. Slide 40 − Total Investment Portfolio and Capital represent the carrying value and net capital allocated as of December 31, 2025. Refer to Appendix - "Capital Allocation" for additional information. − Asset Value for Multi-Family includes the fair value of Mezzanine Lending investments and the net equity investment in our Cross- Collateralized Mezzanine Lending investment. Refer to Appendix - "Reconciliation of Consolidated Investments in Multi-family Properties" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of December 31, 2025. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of December 31, 2025. End Notes 56

Capital Allocation

At December 31, 2025 (Dollar Amounts in Thousands)	Investment Portfolio (1)(2)	Constructive	Corporate/ Other	Total
Investment securities available for sale	$ 6,904,781	$ —	$ —	$ 6,904,781
Residential loans	4,224,864	133,311	—	4,358,175
Consolidated SLST CDOs	(1,006,919)	—	—	(1,006,919)
Residential loans held for sale	—	80,707	—	80,707
Multi-family loans	55,476	—	—	55,476
Equity investments	24,711	—	—	24,711
Equity investments in consolidated multi-family properties (3)	152,953	—	—	152,953
Equity investments in disposal group held for sale (4)	524	—	—	524
Single-family rental properties	128,841	—	—	128,841
Mortgage servicing rights	20,868	25	—	20,893
Total Investments	**$ 10,506,099**	**$ 214,043**	**$ —**	**$ 10,720,142**
Repurchase agreements and warehouse facilities	$ (6,557,825)	$ (195,592)	$ —	$ (6,753,417)
Collateralized debt obligations				
Residential loan securitization CDOs	(2,439,607)	—	—	(2,439,607)
Non-Agency RMBS re-securitization	(65,276)	—	—	(65,276)
Senior unsecured notes	—	—	(360,437)	(360,437)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (5)	113,478	16,282	196,650	326,410
Goodwill	—	22,396	—	22,396
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(42,222)	—	—	(42,222)
Other	119,554	10,682	(66,303)	63,933
Net Company Capital Allocated	**$ 1,634,201**	**$ 67,811**	**$ (275,090)**	**$ 1,426,922**
Company Recourse Leverage Ratio (6)				**5.0x**
Portfolio Recourse Leverage Ratio (7)				**4.7x**

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2025 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $151.5 million.

ADAMAS

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(2) Investment amounts include Agency RMBS with a carrying value of $6.6 billion, single-family credit investments with a carrying value of $3.4 billion, multi-family investments with a carrying value of $233.7 million and other investments with a carrying value of $245.7 million. Net Company capital allocated includes Agency investments with net capital allocated of $766.2 million, single-family credit investments with net capital allocated of $637.9 million, multi-family investments with net capital allocated of $190.0 million and other investments with net capital allocated of $40.1 million. (3) Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements is included below in "Reconciliation of Consolidated Investments in Multi-family Properties." (4) Represents the Company's equity investments in multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements is included below in "Reconciliation of Consolidated Investments in Multi- family Properties." (5) Excludes cash in the amount of $4.4 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $132.0 million is included in the Company's consolidated balance sheets in other assets. (6) Represents the Company's total outstanding recourse repurchase agreement and warehouse facility financing, senior unsecured notes and subordinated debentures divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $1.0 billion, residential loan securitization CDOs amounting to $2.4 billion, non-Agency RMBS re-securitization CDOs amounting to $65.3 million and mortgages payable on real estate totaling $332.1 million as they are non-recourse debt. (7) Represents the Company's outstanding recourse repurchase agreement and warehouse facility financing divided by the Company's total stockholders' equity. Capital Allocation (continued) 58

1. Assets and liabilities of joint venture equity investments as of December 31, 2025 consisted of assets and liabilities held by the respective Consolidated Real Estate VIEs for the conclusion of business operations after real property sales that occurred in 3Q 2025. Dollar Amounts in Thousands Joint Venture Equity (1) Cross- Collateralized Mezzanine Lending Consolidated Mezzanine Lending Investment Total Cash and cash equivalents $ — $ 3,569 $ 284 $ 3,853 Real estate, net — 371,235 53,420 424,655 Assets of disposal group held for sale 1,256 — — 1,256 Other assets — 22,637 4,030 26,667 Total assets $ 1,256 $ 397,441 $ 57,734 $ 456,431 Mortgages payable on real estate, net $ — $ 287,000 $ 45,131 $ 332,131 Liabilities of disposal group held for sale 122 — — 122 Other liabilities — 7,571 1,962 9,533 Total liabilities $ 122 $ 294,571 $ 47,093 $ 341,786 Redeemable non-controlling interest in Consolidated VIEs $ — $ 3,016 $ — $ 3,016 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value — (42,222) — (42,222) Non-controlling interest in Consolidated VIEs — 6,467 (6,703) (236) Non-controlling interest in disposal group held for sale 610 — — 610 Net Equity Investment $ 524 $ 135,609 $ 17,344 $ 153,477 Note: Clerical differences may exist due to rounding. Reconciliation of Consolidated Investments in Multi-family Properties 59